UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2011
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer
On February 9, 2011, Mr. William H.W. Crawford, IV was appointed to the Boards of Directors of Rockville Financial, Inc., Rockville Financial New, Inc., Rockville Financial MHC, Inc. and Rockville Bank (collectively, the “Companies”). Mr. Crawford was appointed to the class of directors whose terms expire in 2014. In accordance with Connecticut law, he will be subject to re-election at the annual meeting of shareholders April 26, 2011.
Mr. Crawford’s appointment was made pursuant to the provisions regarding same in his employment agreement of January 3, 2011. There are no other arrangements or understandings between Mr. Crawford and any other person pursuant to which Mr. Crawford became a director. He has not entered into any contract or amendment to contract in connection with his appointment as a director. Mr. Crawford is not a party to any transaction with the Companies that would require disclosure under Item 404 of Securities and Exchange Commission Regulation S-K. Mr. Crawford’s Committee appointments have not yet been determined; as a non-independent director, he will not be eligible to serve on the Audit Committee; Human Resources Committee; or the director nominating committee comprised of all independent directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2011	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer